Exhibit 1.3

INOVIO PHARMACEUTICALS, INC.

AMENDMENT NO. 2 TO

THE

AT-THE-MARKET EQUITY OFFERING SALES AGREEMENT

March 9, 2020

STIFEL, NICOLAUS & COMPANY, INCORPORATED

One South Street, 15th Floor

Baltimore, Maryland 21202

Ladies and Gentlemen:

Reference is made to the At-The-Market Equity Offering Sales Agreement, dated as of May 25, 2018 (the “Original Sales Agreement”) between Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) and Inovio Pharmaceuticals, Inc., a Delaware corporation (the “Company”), as amended by Amendment No. 1 to the Original Sales Agreement, dated as of February 7, 2020 (the “First Amendment” and, together with the Original Sales Agreement, the “Sales Agreement”), pursuant to which the Company agreed to sell through Stifel Nicolaus, acting as sales agent and/or principal, shares of the Company’s common stock, $0.001 par value per share. All capitalized terms used in this Amendment No. 2 to the At-The-Market Equity Offering Sales Agreement between Stifel Nicolaus and the Company (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Sales Agreement. Stifel Nicolaus and the Company agree as follows:

A. Amendments to the Sales Agreement. The Sales Agreement is amended as follows:

1. The first paragraph of the Sales Agreement is hereby deleted in its entirety and replaced with the following:

“Inovio Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”), as sales agent and/or principal (“Agent”), shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (i) having an aggregate offering price of up to $100,000,000 (the “Initial Shares”), (ii) on or after February 7, 2020, having an aggregate offering price of up $100,000,000 (the “February Additional Shares”), and (iii) on or after March 9, 2020, having an aggregate offering price of up to $50,000,000 (the “March Additional Shares” and, together with the February Additional Shares and the Initial Shares, the “Shares”) on the terms set forth in Section 2 of this At-The-Market Equity Offering Sales Agreement (this “Agreement”). For the avoidance of doubt, the amount of March Additional Shares available for offer and sale under this Agreement are in addition to any offers and sales of Shares made prior to March 9, 2020 or hereafter under the sales agreement prospectus supplement for the Initial Shares filed by the Company on June 11, 2018 and under the sales agreement prospectus supplement for the February Additional Shares filed by the Company on February 7, 2020. The Company agrees that whenever it determines to sell Shares directly to the Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.”

2. The first paragraph of Section 1(a) of the Sales Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Compliance with Registration Requirements. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration under the Securities Act of 1933, as amended (the “1933 Act”) on Form S-3 (File No. 333-225233), in respect of the Company’s Common Stock (including the Shares) (collectively, the “Securities”); such registration statement, and any post-effective amendment thereto, has become effective; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the various parts of such registration statement, including all exhibits thereto and any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the prospectus supplement specifically relating to the Initial Shares, the prospectus supplement specifically relating to the February Additional Shares and the prospectus supplement specifically relating to the March Additional Shares, each prepared and filed with the Commission pursuant to Rule 424(b) under the 1933 Act, are collectively hereinafter called the “Prospectus Supplement”; the Basic Prospectus, as amended and supplemented by each Prospectus Supplement, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; any reference to any amendment or supplement to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and incorporated therein, in each case after the date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”).”

3. All references to “May 25, 2018” set forth in Annex 1 of the Sales Agreement are revised to read “May 25, 2018 (as amended by Amendment No. 1 to the Sales Agreement, dated February 7, 2020 and Amendment No. 2 to the Sales Agreement, dated March 9, 2020)”.

B. Company Filings. The Company shall file a Prospectus Supplement pursuant to 424(b) of the 1933 Act reflecting this Amendment within two (2) Business Days of the date hereof.

C. No Other Amendments. Except as set forth in Part A above, all the terms and provisions of the Sales Agreement shall continue in full force and effect.

D. Amendment. All references in the Agreement to the “Agreement” shall mean the Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Agreement shall continue to refer to the date of the Agreement, and the reference to “time of execution of this Agreement” set forth in Section 10(e) of the Agreement shall continue to refer to the time of execution of the Agreement.

E. Applicable Law; Consent to Jurisdiction. This amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

F. Waiver of Jury Trial. The Company and Stifel Nicolaus each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this amendment or any transaction contemplated hereby.

G. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission.

If the foregoing correctly sets forth the understanding among the Company and Stifel Nicolaus, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Agreement between the Company and Stifel Nicolaus.

Very truly yours,

INOVIO PHARMACEUTICALS, INC.

By:	/s/ Peter Kies
Name: Peter Kies
Title: Chief Financial Officer

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Daniel J. Covatta
Name: Daniel J. Covatta
Title: Managing Director